                                                            EXHIBIT NO. 99.2(b)




                               APPENDIX A TO THE
                                     MASTER
                              AMENDED AND RESTATED
                                    BY-LAWS
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                                                                     APPENDIX A

                                                            Revised: 1 May 2002

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                                                                        FISCAL
                                          TRUST                        YEAR END
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MFS Series Trust I                                                      08/31
MFS Series Trust II                                                     11/30
MFS Series Trust III                                                    01/31
MFS Series Trust IV                                                     08/31
MFS Series Trust V                                                      09/30
MFS Series Trust VI                                                     10/31
MFS Series Trust VII                                                    11/30
MFS Series Trust VIII                                                   10/31
MFS Series Trust IX                                                     04/30
MFS Series Trust X                                                      05/31*
                                                                        07/31+
MFS Series Trust XI                                                     09/30
MFS Growth Opportunities Fund                                           12/31
MFS Government Securities Fund                                          02/28
Massachusetts Investors Growth Stock Fund                               11/30
MFS Government limited Maturity Fund                                    12/31
Massachusetts Investors Trust                                           12/31
MFS Municipal Income Trust                                              10/31
MFS Multimarket Income Trust                                            10/31
MFS Government Markets Income Trust                                     11/30
MFS Intermediate Income Trust                                           10/31
MS Charter Income Trust                                                 11/30
MFS Special Value Trust                                                 10/30
MFS Municipal Series Trust                                              03/31
MFS Institutional Trust                                                 06/30
MFS Variable Insurance Trust                                            12/31
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* The fiscal year end is 5/31 for the following series of MFS Series Trust X:
  MFS International Investors Trust, MFS International Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS Emerging Companies Fund, MFS Select Growth Fund, MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund

+ The fiscal year end is 7/31 for the following series of MFS Series Trust X:
  MFS International ADR Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund, MFS Global Health Sciences Fund, MFS Government Mortgage Fund, MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS Income Fund, MFS High Income Advantage Fund, MFS New Endeavor Fund